Exhibit (i)(2)

June 26, 2025

Waycross Independent Trust

c/o Ultimus Fund Solutions, LLC

225 Pictoria Drive, Suite 450

Cincinnati, OH 45246

Ladies and Gentlemen:

We hereby consent to the use of our name and to the reference to our firm under the caption “Legal Counsel” in the Statement of Additional Information for the Waycross Managed Risk Equity Fund and Waycross Focused Core Equity Fund, each a series portfolio of the Waycross Independent Trust (the “Trust”) that is included in Post-Effective Amendment No. 8 to the Registration Statement under the Securities Act of 1933, as amended (No. 333-239562), and Amendment No. 9 to Registration Statement under the Investment Company Act of 1940, as amended (No. 811-23581), on Form N-1A of the Trust.

If you have any questions concerning the foregoing, please contact the undersigned at (513) 9918472 or bo@fintechlegal.io.

Very truly yours,

/s/ Bo J. Howell

On behalf of FinTech Law

FinTech Law

6224 Turpin Hills Drive | Cincinnati, OH 45244-3557 | fintechlegal.io | (513) 991-8472